As filed with the Securities and Exchange Commission on March 23, 2006
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VeriFone Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3692546
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, California 95110

(Address of Principal Executive Offices)

VeriFone Holdings, Inc. 2006 Equity Incentive Plan
(Full Title of the Plan)

Douglas G. Bergeron
VeriFone Holdings, Inc.
2099 Gateway Place, Suite 600
San Jose, California 95110
(408) 232-7800

 (Name, address and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller, Esq.
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
(650) 461-5600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	9,000,000 shares	$ 28.76	$ 258,840,000	$ 27,696

(1)   Covers an aggregate of 9,000,000 shares of Common Stock that may be issued by VeriFone Holdings, Inc. (the “Registrant”) under the VeriFone Holdings, Inc. 2006 Equity Incentive Plan.  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)   Estimated solely for purposes of computing the amount of the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share is based on the reported average of the high and low prices for the Registrant’s Common Stock on the New York Stock Exchange on March 22, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates herein by reference the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on March 23, 2006; and

(d) The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed March 28, 2005 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The Registrant’s Amended and Restated Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with any threatened, pending or completed actions, suits or proceedings in which such a person is made a party by reason of being or having been a director, officer, employee or agent of the corporation, subject to certain limitations.  The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  Article Eight of the Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.  The Registrant has also entered into separate indemnification agreements with each of its directors and officers, substantially in the form filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947), which may be broader than the specific indemnification provisions contained in Delaware law.

The Registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to it with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.3	Form of Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.4	The Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Annex C to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 17, 2006)

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto )

24.1	Powers of Attorney (included on the signature page hereof )

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-closing effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 23rd day of March, 2006.

VERIFONE HOLDINGS, INC.

By:	/s/ Douglas G. Bergeron
	Name:	Douglas G. Bergeron
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas G. Bergeron and Barry Zwarenstein, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of March, 2006:

Signature	Title

Chairman of the Board of Directors and Chief Executive
/s/ Douglas G. Bergeron	Officer (principal executive officer)
Douglas G. Bergeron

Senior Vice President and Chief Financial Officer
/s/ Barry Zwarenstein	(principal financial and accounting officer)
Barry Zwarenstein

Director
/s/ Craig A. Bondy
Craig A. Bondy

Director
/s/ James C. Castle
James C. Castle

/s/ Leslie Denend	Director
Leslie Denend

/s/ Robert B. Henske	Director
Robert B. Henske

Director
Collin E. Roche

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.3	Form of Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121947))

4.4	The Registrant’s 2006 Equity Incentive Plan (incorporated by reference to Annex C to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 17, 2006)

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page hereof)